Exhibit 10.6.5

JABIL CIRCUIT, INC.

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of             , 20     (the “Grant Date”) between JABIL CIRCUIT, INC. a Delaware corporation (the “Company”) and                      (the “Grantee”).

Background Information

A. The Board of Directors (the “Board”) and shareholders of the Company previously adopted the Jabil Circuit, Inc. 2002 Stock Incentive Plan (the “Plan”).

B. Section 8 of the Plan provides that the Administrator shall have the discretion and right to grant Stock Awards to any Employees or Consultants of the Company, subject to the terms and conditions of the Plan and any additional terms provided by the Administrator. The Administrator has made a Stock Award grant to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.

C. [NOTE: The Agreement may provide for performance-based vesting, in which event the following provision is included: The Compensation Committee of the Board (the “Compensation Committee”) has determined that it is desirable for compensation delivered pursuant to such Stock Award to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, and the Compensation Committee has determined that Section 8(b) of the Plan is applicable to such Stock Award.]

D. The Grantee desires to accept the Stock Award grant and agrees to be bound by the terms and conditions of the Plan and this Agreement.

E. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Agreement

1. Restricted Stock. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee              shares of Common Stock (the “Restricted Stock”) as of the Grant Date. [NOTE: The Restricted Stock grant also may be subject to approval by the Company’s shareholders.] The extent to which the Grantee’s rights and interest in the Restricted Stock becomes vested and non-forfeitable shall be determined in accordance with the provisions of Sections 2 and 3 of this Agreement.

2. Vesting. Except as may be otherwise provided in Section 3 of this Agreement, the vesting of the Grantee’s rights and interest in the Restricted Stock shall be determined in accordance with this Section 2. [NOTE: The Agreement may provide for time-based vesting, performance-accelerated vesting, or performance-based vesting.

In the event time-based vesting is applicable, the following provision is included: The Grantee’s rights and interest in the Restricted Stock shall become vested and non-forfeitable and shall cease being restricted [description of date or rate of vesting], provided that in all instances the Grantee is an Employee of, or Consultant to, the Company or a Subsidiary.

In the event performance-accelerated vesting is applicable, the following provision is included after the provision for time-based vesting: However, the Restricted Stock is subject to accelerated performance-based vesting in the event of the satisfaction of the following performance goal (the “Performance Goal”): [The Agreement shall provide for accelerated vesting of all or a specified percentage of the Restricted Stock based upon the extent of satisfaction of one or more specified performance goals. The performance goals shall be based upon one or more of the objective performance criteria set forth in the Plan. ]. The Grantee’s rights and interest in the Restricted Stock shall become vested and non-forfeitable and shall cease being restricted prior to                      upon written certification by the Company’s Compensation Committee/Chief Executive Officer that the Performance Goal has been satisfied, provided the Grantee’s Continuous Status as an Employee or Consultant has not terminated more than thirty (30) days prior to the date and time of the Compensation Committee’s/Chief Executive Officer’s certification. Any determination as to whether or not the Performance Goal has been satisfied shall be made by the Compensation Committee/Chief Executive Officer in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Grantee. The Grantee shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the ability of the Grantee to satisfy the Performance Goal or in any way prevents the satisfaction of the Performance Goal.

In the event performance-based vesting is applicable, the following provision is included:

The extent to which the Grantee’s interest in the Restricted Stock becomes vested and non-forfeitable and ceases to be restricted shall be based upon the satisfaction of the performance goal specified in this Section 2 (the “Performance Goal”). [NOTE: The Agreement shall provide for vesting of all or a specified percentage of the Restricted Stock based upon the extent of satisfaction of one or more specified performance goals. The performance goals shall be based upon one or more of the objective performance criteria set forth in the Plan.] The applicable portion of the Restricted Stock shall become vested and non-forfeitable and shall cease being restricted upon written certification by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) that the corresponding Performance Goal has been satisfied, provided the Grantee’s Continuous Status as an Employee or Consultant has not terminated more than thirty (30) days prior to the date and time of the Compensation Committee’s certification. Any determination as to whether or not and to what extent the Performance Goal has been satisfied shall be made by the Compensation Committee in its sole and absolute discretion and shall be final, binding and conclusive on all persons, including, but not limited to, the Company and the Grantee. The Grantee shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the ability of the Grantee to satisfy the Performance Goal or in any way prevents the satisfaction of the Performance Goal.]

3. Change in Control. In the event of a Change in Control, any portion of the Restricted Stock that is not yet vested on the date such Change in Control is determined to have occurred:

(a) shall become fully vested on the first anniversary of the date of such Change in Control (the “Change in Control Anniversary”) if the Grantee’s Continuous Status as an Employee or Consultant does not terminate prior to the Change in Control Anniversary;

(b) shall become fully vested on the Date of Termination if the Grantee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company without Cause or resignation by the Grantee for Good Reason; or

(c) shall not become fully vested if the Grantee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company for Cause or resignation by the Grantee without Good Reason.

For purposes of this Section 3, the following definitions shall apply:

(d) “Cause” means:

(i) The Grantee’s conviction of a crime involving fraud or dishonesty; or

(ii) The Grantee’s continued willful or reckless material misconduct in the performance of the Grantee’s duties after receipt of written notice from the Company concerning such misconduct;

provided, however, that for purposes of Section 3(d)(ii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled).

(e) “Good Reason” means:

(i) The assignment to the Grantee of any duties inconsistent in any respect with the Grantee’s position (including status, titles and reporting requirement), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Grantee within 30 days following the assignment or other action by the Company;

(ii) Any reduction in compensation; or

(iii) Change in location of office of more than 35 miles without prior consent of the Grantee.

4. Restrictions on Transfer. Until such time as any share of Restricted Stock becomes vested pursuant to Section 2 or Section 3 of this Agreement, the Grantee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Restricted Stock, whether outright or as security, with or without consideration, voluntary or involuntary. Any transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

5. Forfeiture. The Grantee shall forfeit all of his rights and interest in the Restricted Stock if his Continuous Status as an Employee or Consultant terminates for any reason before the Restricted Stock becomes vested in accordance with Section 2 or Section 3 of this Agreement; provided, however, that the Company may take an administratively practicable period of time after Grantee’s Continuous Status as an Employee or Consultant ends to evaluate whether the Performance Goal was satisfied prior to termination of the Grantee’s Continuous Status as an Employee or Consultant. Satisfaction of (as opposed to the Company’s determination of the satisfaction of) the Performance Goal after termination of the Grantee’s Continuous Status as an Employee or Consultant shall not result in vesting of the Restricted Stock.

6. Shares Held by Custodian. The Grantee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the award of Restricted Stock to the Secretary of the Company or such other officer of the Company as may be designated by the Company’s Chief Executive Officer (the “Share Custodian”) to be held by the Share Custodian until the Restricted Stock becomes vested in accordance with Section 2 or Section 3 of this Agreement. When all or any portion of the Restricted Stock becomes vested, the Share Custodian shall deliver to the Grantee (or his beneficiary in the event of death) a certificate representing the vested Restricted Stock (which then will be unrestricted). The Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Stock to the Company, or to transfer a portion of the Restricted Stock to the Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the Grantee. The term of such appointment shall commence on the Grant Date and shall continue until all the Restricted Stock becomes vested or is forfeited. During the period that the Share Custodian holds the shares of Restricted Stock subject to this Section 6, the Grantee shall be entitled to all rights applicable to shares of common stock of the Company not so held, including the right to vote and receive dividends, but provided, however, in the event the number of shares of Restricted Stock is increased or reduced in accordance with Section 11 of the Plan, and in the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, the Grantee agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

7. Tax Consequences.

(a) Upon the occurrence of a vesting event specified in Section 2 or Section 3 above, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Restricted Stock. The Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Administrator. Unless the Grantee delivers to the Company or its designee within ten (10) days after the occurrence of the vesting event specified in Section 2 or Section 3 above a certified check payable in the amount of all tax withholding obligations imposed on the Grantee and the Company by reason of the vesting of the Restricted Stock, the Grantee’s actual number of vested Shares of Restricted Stock shall be reduced by the smallest number of whole Shares which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding obligations.

(b) The Grantee understands that the Grantee may elect to be taxed at the Grant Date rather than when the Restricted Stock becomes vested by filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within thirty (30) days from the Grant Date. The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s responsibility to timely file the Code section 83(b) election with the Internal Revenue Service if the Grantee intends to make such an election. Grantee agrees to provide written notification to the Company if the Grantee files a Code section 83(b) election.

8. No Effect on Employment. Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.

9. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

10. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Entire Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

13. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

14. Additional Acknowledgements. By their signatures below (including electronic signatures), the Grantee and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

JABIL CIRCUIT, INC.

By:

GRANTEE: